DigiTEC 2000, Inc.
                                                                  and Subsidiary
                                                      (formerly Promo Tel, Inc.)

                                                                           Index
================================================================================

Report of independent certified public accountants                           S-2

Schedule II - valuation and qualifying accounts                              S-3

Report of Independent Certified Public Accountants

To the Board of Directors
  and Stockholders of DigiTEC 2000, Inc.
  (formerly Promo Tel, Inc.)

The audits referred to in our report dated October 22, 1997 relating to the consolidated financial statements of DigiTEC 2000, Inc. and subsidiary, which is contained in Item 13 of this Form 10, included the audits of the financial statement schedule listed in the accompanying index for the period May 18, 1995 (inception) to June 30, 1995 and for the years ended June 30, 1996 and 1997. This financial statement schedule is the responsibility of management. Our responsibility is to express an opinion on this schedule based on our audits.

In our opinion, the financial statement Schedule II, Valuation and Qualifying Accounts, presents fairly, in all material respects, the information set forth therein.


/s/ BDO Seidman, LLP

BDO Seidman, LLP


New York, New York

October 22, 1997

                                                              DigiTEC 2000, Inc.
                                                                  and Subsidiary
                                                      (formerly Promo Tel, Inc.)

                                 Schedule II - Valuation and Qualifying Accounts

================================================================================================

Year ended June 30, 1997
------------------------------------------------------------------------------------------------
                                   Balance at    Charged to                          Balance at
                                    beginning    costs and     Other                   end of
                                    of period    expenses     changes   Deductions     period
------------------------------------------------------------------------------------------------
Reserves and allowances
  deducted from asset
  accounts:
    Allowance for bad
      debts                         $26,000      $34,000        $-         $-         $60,000
================================================================================================

Year ended June 30, 1996
------------------------------------------------------------------------------------------------
Reserves and allowances
  deducted from asset
  accounts:
    Allowance for bad
      debts                         $-           $26,000        $-         $-         $26,000
================================================================================================

Period May 18, 1995 (inception) to June 30, 1995
------------------------------------------------------------------------------------------------
Reserves and allowances
  deducted from asset
  accounts:
    Allowance for bad
      debts                         $-           $     -        $-         $-         $     -
================================================================================================